UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2015

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2015, United Parcel Service, Inc. (“UPS”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting the retirement of Kurt P. Kuehn from his position as UPS’s Senior Vice President and Chief Financial and Compliance Officer, effective as of July 1, 2015, and the appointment of Richard Peretz as UPS’s Chief Financial Officer effective as of such date. This Current Report on Form 8-K/A supplements the prior Form 8-K in certain respects.
On May 6, 2015, the Compensation Committee of the Board of Directors of UPS approved an increase in Mr. Peretz’ base month salary to $38,000, effective as of July 1, 2015, to reflect his new position and expanded responsibilities as Chief Financial Officer. The Compensation Committee also set the Long-Term Incentive Performance Plan (LTIP) target for the Company’s Chief Financial Officer at 350% of annual base salary, effective for LTIP awards made after January 1, 2016.
In addition, in light of Mr. Kuehn’s significant contributions to UPS over his many years of service, and in recognition of his service as Chief Financial Officer during 2015 and his assistance in the transition of his duties to a new Chief Financial Officer, on May 6, 2015, the Compensation Committee of UPS’s Board of Directors awarded Mr. Kuehn a cash bonus of $1,000,000, payable on September 30, 2015.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: May 11, 2015	By:	/s/ Teri P. McClure
Teri P. McClure
Chief Legal Officer and Senior Vice President, Human Resources